Exhibit 99.1

PRESS RELEASE

October 30, 2012

CONTACT:	ECB Bancorp, Inc.
Thomas M. Crowder, EVP/Chief Financial Officer
(252) 925-5520
(252) 925-8491 facsimile

FOR IMMEDIATE RELEASE

ECB Bancorp, Inc. Reports 2012 Third Quarter Results

ENGELHARD, N.C.-ECB Bancorp, Inc. (NYSE-Amex:ECBE) (“ECB” or the “Company”) today reported its financial results for the three and nine months ended September 30, 2012.

2012 Third Quarter Financial Highlights

For the three months ended September 30, 2012, net income totaled $1,649,000 compared to net income of $527,000 for the three months ended September 30, 2011. After adjustments for $267,000 in TARP preferred stock dividends and the accretion of warrant discount, net income available to common shareholders for the three months ended September 30, 2012 was $1,382,000 or $0.48 per diluted share compared to net income of $260,000 or $0.09 per diluted share for the three months ended September 30, 2011. For the nine months ended September 30, 2012 net income totaled $2,614,000 compared to $588,000 for the nine months ended September 30, 2011. Income available to common shareholders was $1,817,000 or $0.64 per diluted share compared to a net loss of ($209,000) or ($0.07) per share for the nine months ended September 30, 2011.

Other Financial Highlights include:

•	Consolidated assets have increased 0.7% or $6,300,000 to $927,592,000 at September 30, 2012 from $921,277,000 at December 31, 2011.

•	Gross outstanding loans have increased 4.1% or $20,392,000 to $516,934,000 at September 30, 2012 from $496,542,000 at December 31, 2011.

•	Deposits have decreased (2.3%) to $779,413,000 at September 30, 2012 from $797,645,000 at December 31, 2011.

•	Net interest income increased 6.8% to $7,075,000 for the three months ended September 30, 2012 from $6,623,000 for the previous three-month period ending June 30, 2012.

•	Net interest margin increased 9 basis points to 3.32% for the quarter ended September 30, 2012 up from 3.23% for the previous quarter ended June 30, 2012.

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The provision for loan loss totaled $1,917,000 for the three months ended September 30, 2012 up 86.4% from $1,028,000 for the same period in 2011. The year to date loan loss provision as of September 30, 2012 totaled $2,783,000 down (55.3%) from $6,231,000 for the nine months ended September 30, 2011. The decrease in the loan loss provision for the nine month period ending September 30, 2012 is primarily a result of a decrease (51.9%) in net charge-offs, and adjustments for loan loss migrations within the portfolio as previously announced.

A. Dwight Utz, President and Chief Executive Officer, stated, “As was announced in September ECB Bancorp has executed a definitive agreement to merge with Crescent Financial Bancshares, Inc. We believe the combination of these two well positioned banks will create a strong high performing bank in the North Carolina market. The transaction is expected to close in the first quarter of 2013 subject to receiving regulatory and shareholder approvals. With respect to ECB Bancorp earnings, the economy of our coastal markets in North Carolina have strengthened due to a good tourist season with many of our business clients reporting positive 2012 earnings to date. While some markets in our footprint are still experiencing some economic weakness, many appear to be stabilizing as 2012 progresses. As we have commented earlier this year, we see 2012 as transitional year for ECB Bancorp and our earnings are beginning to transition to a more normalized operating environment.”

Thomas M. Crowder, Executive Vice President and Chief Financial Officer stated: “We have increased our net interest margin through continued lower funding cost in the third quarter and have increased our non-interest income, excluding security gains, by 29.5% in the third quarter compared to the same period in 2011. These operating improvements combined with lower credit costs are supporting our earnings growth in 2012.”

Mr. Utz concluded, “As we enter the fourth quarter of 2012, we are focused on continuing to manage our operations in a profitable manner while looking forward to our future partnership with Crescent State Bank and eventually our new VantageSouth brand.”

About ECB Bancorp, Inc.

ECB Bancorp, Inc. is a bank holding company, headquartered in Engelhard, North Carolina, whose wholly-owned subsidiary, The East Carolina Bank, is a state-chartered, independent community bank insured by the FDIC. The Bank provides a full range of financial services through its 25 offices covering eastern North Carolina from Currituck to Ocean Isle Beach and Greenville to Hatteras. The Bank also provides mortgages, insurance services through the Bank’s licensed agents, and investment and brokerage services offered through a third-party broker-dealer. The Company’s common stock is listed on The NYSE-Amex Market under the symbol “ECBE”. More information can be obtained by visiting ECB’s web site at www.myecb.com.

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“Safe Harbor Statement” Under the Private Securities Litigation Reform Act of 1995

Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, expectations or beliefs about future events or results, and other statements that are not descriptions of historical facts, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s 2011 Annual Report on Form 10-K and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “feels”, “believes”, “estimates”, “predicts”, “forecasts”, “potential” or “continue”, or similar terms or the negative of these terms, or other statements concerning opinions or judgments of the Company’s management and Board of Directors about future events. Factors that could influence the accuracy of such forward-looking statements include, but are not limited to: pressures on the Company’s earnings, capital and liquidity resulting from current and future conditions in the credit and equity markets; the financial success or changing strategies of the Company’s customers; actions of government regulators or changes in laws, regulations or accounting standards that adversely affect our business; changes in the interest rate environment and the level of market interest rates that reduce our net interest margins and/or the values of loans we make and securities we hold; weather and similar conditions, particularly the effect of hurricanes on the Company’s banking and operations facilities and on the Company’s customers and the communities in which it does business; continued or unexpected increases in credit losses in the Company’s loan portfolio; continued adverse economic conditions and real estate values in our banking market (particularly as those conditions affect our loan portfolio, the abilities of our borrowers to repay their loans, and the values of loan collateral); and other developments or changes in our business that we do not expect. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. All forward-looking statements attributable to the Company are expressly qualified in their entirety by the cautionary statements in this paragraph. The Company has no obligation, and does not intend, to update these forward-looking statements.

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See 3 pages of financial information attached

ECB BANCORP, INC. AND SUBSIDIARY

Consolidated Balance Sheets

September 30, 2012 (unaudited), December 31, 2011 and September 30, 2011 (unaudited)

(Dollars in thousands, except per share data)

	September 30, 2012	December 31, 2011*	September 2011
Assets
Non-interest bearing deposits and cash	$15,411	$18,363	$13,123
Interest bearing deposits	61	63	61
Overnight investments	51,195	6,305	4,055

Total cash and cash equivalents	66,667	24,731	17,239

Investment securities
Available-for-sale, at market value (cost of $280,327, $338,685, and $325,023 at September 30, 2012, December 31, 2011 and September 30, 2011, respectively)	284,963	339,450	327,066

Loans held for sale	2,379	2,866	2,338

Loans	516,934	496,542	521,626
Allowance for loan losses	(11,385)	(12,092)	(12,214)

Loans, net	505,549	484,450	509,412

Real estate and repossessions acquired in settlement of loans, net	7,118	6,573	6,223
Federal Home Loan Bank common stock, at cost	4,150	3,456	3,768
Bank premises and equipment, net	25,773	26,289	26,137
Accrued interest receivable	4,928	5,308	4,972
Bank owned life insurance	12,082	11,778	11,676
Other assets	13,983	16,376	14,864

Total	$927,592	$921,277	$923,695

Liabilities and Shareholders’ equity
Deposits
Demand, noninterest bearing	$152,495	$135,732	$123,783
Demand, interest bearing	288,829	270,119	257,115
Savings	59,016	55,517	46,879
Time	279,073	336,277	368,832

Total deposits	779,413	797,645	796,609

Accrued interest payable	510	519	630
Short-term borrowings	41,827	11,679	13,528
Long-term obligations	16,000	25,500	25,500
Other liabilities	5,005	5,491	4,180

Total liabilities	842,755	840,834	840,447

Shareholders’ equity
Preferred stock, Series A	17,578	17,454	17,412
Common stock, par value $3.50 per share	10,167	9,974	9,974
Capital surplus	25,753	25,873	25,868
Warrants	878	878	878
Retained earnings	27,743	25,926	27,946
Accumulated other comprehensive income	2,718	338	1,170

Total shareholders’ equity	84,837	80,443	83,248

Total	$927,592	$921,277	$923,695

Common shares outstanding	2,904,841	2,849,841	2,849,841
Common shares authorized	50,000,000	50,000,000	50,000,000
Preferred shares outstanding	17,949	17,949	17,949
Preferred shares authorized	2,000,000	2,000,000	2,000,000
Non-voting common shares authorized	2,000,000	2,000,000	—

*	Derived from audited consolidated financial statements.

ECB BANCORP, INC. AND SUBSIDIARY

Consolidated Results of Operations

For the three and nine months ended September 30, 2012 and 2011 (unaudited)

(Dollars in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
Interest income:
Interest and fees on loans	$6,741	$7,096	$19,514	$21,782
Interest on investment securities:
Interest exempt from federal income taxes	246	106	730	351
Taxable interest income	1,743	1,961	5,399	6,061
Dividend income	15	9	40	27
Other interest income	6	17	12	38

Total interest income	8,751	9,189	25,695	28,259

Interest expense:
Deposits:
Demand accounts	358	511	1,154	1,573
Savings	50	85	205	212
Time	1,090	1,751	3,526	5,352
Short-term borrowings	104	73	280	215
Long-term obligations	74	146	269	471

Total interest expense	1,676	2,566	5,434	7,823

Net interest income	7,075	6,623	20,261	20,436
Provision for loan losses	1,917	1,028	2,783	6,231

Net interest income after provision for loan losses	5,158	5,595	17,478	14,205

Noninterest income:
Service charges on deposit accounts	902	836	2,704	2,429
Other service charges and fees	541	410	1,388	984
Mortgage origination fees	446	255	1,228	1,033
Net gain on sale of securities	3,220	998	3,544	1,882
Income from bank owned life insurance	101	74	304	222
Other operating (expense) income	44	(5)	46	(12)

Total noninterest income	5,254	2,568	9,214	6,538

Noninterest expenses:
Salaries	2,922	2,737	8,706	8,127
Retirement and other employee benefits	782	638	2,700	2,098
Occupancy	538	528	1,586	1,533
Equipment	587	550	1,780	1,622
Professional fees	271	240	833	782
Supplies	28	49	143	178
Communications/Data lines	170	179	552	537
FDIC insurance	204	236	611	763
Other outside services	279	94	471	437
Data processing and related expenses	421	408	1,163	561
Net cost of real estate and repossessions acquired in settlement of loans	321	645	1,468	742
Other operating expenses	1,419	1,235	3,104	3,060

Total noninterest expenses	7,942	7,539	23,117	20,440

Income before income taxes	2,470	624	3,575	303
Income tax expense (benefit)	821	97	961	(285)

Net income	1,649	527	2,614	588

Preferred stock dividends	225	225	673	673
Accretion of discount	42	42	124	124

Income (loss) available to common shareholders	$1,382	$260	$1,817	($209)

Net income (loss) per share - basic	$0.48	$0.09	$0.64	($0.07)

Net income (loss) per share - diluted	$0.48	$0.09	$0.64	($0.07)

Weighted average shares outstanding - basic	2,849,841	2,849,841	2,849,841	2,849,841

Weighted average shares outstanding - diluted	2,851,408	2,849,841	2,850,367	2,849,841

ECB Bancorp, Inc.

Supplemental Quarterly Financial Data (Unaudited)

(Dollars in thousands, except per share data)

	9/30/2012	6/30/2012	3/31/2012	12/31/2011	9/30/2011
Income Statement Data:
Interest income	$8,751	$8,445	$8,499	$8,818	$9,189
Interest expense	1,676	1,787	1,971	2,283	2,566

Net interest income	7,075	6,658	6,528	6,535	6,623
Provision for loan losses	1,917	866	—	2,252	1,028
Net after provision expense	5,158	5,792	6,528	4,283	5,595
Noninterest income	5,254	2,221	1,739	2,262	2,568
Noninterest expense	7,942	7,257	7,918	9,416	7,539
Income (loss) before income taxes	2,470	756	349	(2,871)	624
Income tax expense (benefit)	821	168	(28)	(1,259)	97

Net income (loss)	1,649	588	377	(1,612)	527
Preferred stock dividend & accretion of discount	267	266	265	266	267

Net income (loss) available to common shareholders	$1,382	$322	$112	$(1,878)	$260

Per Share Data and Shares Outstanding:
Net income - basic	$0.48	$0.11	$0.04	$(0.66)	$0.09
Net income - diluted	0.48	0.11	0.04	(0.66)	0.09
Cash dividends	—	—	—	0.05	—
Book value at period end	23.15	23.06	22.34	22.10	23.10
Dividend payout ratio	0.00%	0.00%	0.00%	-7.58%	0.00%
Weighted-average number of common shares outstanding:
Basic	2,849,841	2,849,841	2,849,841	2,849,841	2,849,841
Diluted	2,851,408	2,849,841	2,849,841	2,849,841	2,849,841
Shares outstanding at period end	2,904,841	2,849,841	2,849,841	2,849,841	2,849,841

Balance Sheet Data:
Total assets	$927,592	$944,266	$916,274	$921,277	$923,695
Loans - gross	516,934	506,257	491,383	496,542	521,626
Allowance for loan losses	11,385	10,780	11,385	12,092	12,214
Investment securities	284,963	350,779	348,810	339,450	327,066
Interest earning assets	859,682	871,725	847,893	848,682	858,914
Premises and equipment, net	25,773	26,111	26,286	26,289	26,137
Total deposits	779,413	795,488	772,597	797,645	796,609
Short-term borrowings	41,827	42,101	39,218	11,679	13,528
Long-term obligations	16,000	18,000	18,000	25,500	25,500
Shareholders’ equity	84,837	83,260	81,168	80,443	83,248

Selected Performance Ratios (quarterly, annualized):
Return on average assets	0.70%	0.26%	0.16%	-0.70%	0.22%
Return on average shareholders’ equity	7.82%	2.87%	1.86%	-7.85%	2.56%
Net interest margin	3.32%	3.23%	3.22%	3.10%	3.06%
Efficiency ratio	63.3%	79.8%	93.4%	105.3%	81.0%

Asset Quality Ratios:
Non-accruing loans to period-end loans	3.49%	3.60%	3.82%	3.08%	3.98%
Performing TDR’s loans to period-end loans	2.16%	2.06%	2.34%	2.07%	1.51%
Nonperforming loans to period-end loans	5.64%	5.66%	6.17%	5.15%	5.49%
Allowance for loan losses to period-end loans	2.20%	2.13%	2.32%	2.44%	2.34%
Allowance for loan losses to nonperforming loans	39.0%	37.6%	37.6%	47.3%	42.7%
Net charge-offs to average loans (annualized)	1.02%	1.18%	0.57%	1.85%	3.18%

Capital Ratios:
Tangible equity to total assets	7.25%	6.96%	6.95%	6.84%	7.13%
Equity-to-assets ratio	9.15%	8.82%	8.86%	8.73%	9.01%
Leverage Capital Ratio	8.27%	8.25%	8.23%	8.25%	8.34%
Tier 1 Capital Ratio	12.36%	12.09%	12.39%	12.59%	12.59%
Total Capital Ratio	13.62%	13.35%	13.65%	13.85%	13.85%